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                                                                     EXHIBIT 5.1


                         [Letterhead of FNB Corporation]

                                December 6, 2001


Board of Directors
F.N.B. Corporation
2150 Goodlette Road North
Naples, Florida  34102

                  Re:      F.N.B. Corporation
                           Registration Statement on Form S-3

Ladies and Gentlemen:

         I have acted as counsel to F.N.B. Corporation, a Florida corporation (the "Company"), and FNB Capital Trust I, a Delaware statutory business trust ("FNB Capital Trust"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and FNB Capital Trust with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), (i) common stock of the Company, $0.01 par value per share (the "Common Stock"), (ii) preferred stock of the Company, $0.01 par value per share (the "Preferred Stock"), (iii) debt securities of the Company (the "Debt Securities"), (iv) junior subordinated debentures of the Company (the "Junior Subordinated Debentures"), (v) preferred securities of FNB Capital Trust (the "Trust Preferred Securities"), (vi) the guarantee of the Company with respect to the Trust Preferred Securities (the "Guarantee"), and (vii) warrants of the Company (the "Warrants").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and proceedings as I have considered necessary for the purposes of this opinion. I have also examined and am familiar with the proceedings taken by the Company and FNB Capital Trust to authorize the issuance of the Guarantee and up to $200,000,000 of Common Stock, Preferred Stock, Debt Securities, Warrants, Junior Subordinated Debentures and Trust Preferred Securities, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. In addition, I have examined a copy of the Registration Statement, including the exhibits thereto, pursuant to which the Company's issuance and sale of its Common Stock, Preferred Stock, Debt Securities, Warrants, Junior Subordinated Debentures and Guarantee, as well as FNB Capital Trust's issuance and sale of the Trust Preferred Securities, will be registered under the Securities Act.

         In rendering this opinion I have assumed, without independent investigation: (i) the authenticity of all documents submitted to me as originals; (ii) the conformity to original documents of all documents submitted to me as certified or photostatic copies; and (iii) the genuineness of all signatures. As to questions of material fact to the opinions expressed herein, I have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certificates as I deemed relevant.


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         Based upon and subject to the foregoing and other qualifications and limitations set forth herein, I am of the opinion that:

         (1) With respect to the Common Stock, when (A) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"), (B) the Registration Statement has become effective under the Securities Act,
         (C) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (D) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

         (2) With respect to the Preferred Stock, when (A) specifically authorized for issuance by the Authorizing Resolutions, (B) the Registration Statement has become effective under the Securities Act,
         (C) the Preferred Stock has been issued and sold as contemplated by the Registration Statement, and (D) the Company has received the consideration provided for in the Authorizing Resolutions, the Preferred Stock will be validly issued, fully paid and nonassessable.

         (3) With respect to the Debt Securities, when (A) specifically authorized for issuance by the Authorizing Resolutions, (B) the Registration Statement has become effective under the Securities Act,
         (C) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the indenture relating to such Debt Securities (the "Debt Securities Indenture"), comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, (D) such Debt Securities have been duly executed and authenticated in accordance with the Debt Securities Indenture and issued and sold as contemplated in the Registration Statement, and (E) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and subject to general equity principles.

         (4) With respect to the Warrants, when (A) specifically authorized for issuance by the Authorizing Resolutions, (B) the Registration Statement has become effective under the Securities Act, (C) the Warrant Agreement or Agreements relating to the Warrants has been duly executed and delivered by the Company and the Warrant Agent, if any, appointed by the Company, (D) the Warrants have been issued and sold as contemplated by the Registration Statement, and (E) the Company has received the consideration provided for in the Authorizing Resolutions, the Warrants will be validly issued, fully paid and


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         nonassessable.

         (5) With respect to the Junior Subordinated Debentures, when (A) specifically authorized for issuance by the Authorizing Resolutions,
         (B) the Registration Statement has become effective under the Securities Act, (C) the terms of the Junior Subordinated Debentures and of their issue and sale have been duly established in conformity with the indenture relating to the Junior Subordinated Debentures (the "Junior Subordinated Debenture Indenture"), comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, (D) such Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Junior Subordinated Debenture Indenture and issued and sold as contemplated in the Registration Statement, and (E) the Company has received the consideration provided for in the Authorizing Resolutions, such Junior Subordinated Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and subject to general equity principles.

         (6) The guarantee agreement of the Company with respect to the Trust Preferred Securities, when duly executed and delivered by the parties thereto, will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and subject to general equity principles.

         Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is provided as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

         In addition, I hereby consent to the use of my opinion included herein and to all references to me under the heading "Legal Matters" in the Prospectus included in the Company's Registration Statement on Form S-3, pursuant to which the Common Stock, Preferred Stock, Debt Securities, Warrants, the Junior Subordinated Debentures, the Trust Preferred Securities and the Guarantee will be registered under the Securities Act.

                                           Very truly yours,


                                           /s/ James G. Orie
                                           ------------------------------------
                                           James G. Orie
                                           General Counsel to F.N.B. Corporation